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                                                                    Exhibit 10.2

                         TRANSACTION ADVISORY AGREEMENT

         THIS TRANSACTION ADVISORY AGREEMENT (this "Agreement") is made and entered into as of June 27, 1997, between Belden & Blake Corporation, an Ohio corporation (the "Company"), and TPG Partners II, L.P., a Delaware limited partnership (together with its successors, "TPG").

         WHEREAS, TPG and certain other investors are, concurrently with the execution of this Agreement, acquiring the Company by the merger of BB Merger Corp., a corporation owned by TPG and such investors ("BB Merger Corp."), into the Company (the "Acquisition");

         WHEREAS, TPG has rendered financial advisory services to BB Merger Corp. in connection with the negotiation of the Acquisition and the debt and equity financing transactions related thereto (collectively with the Acquisition, the "Transaction"); and

         WHEREAS, the Company has requested that TPG render financial advisory and other similar services to the Company with respect to any future proposals for a tender offer, acquisition, sale, merger exchange offer, recapitalization, restructuring, or other similar transaction directly or indirectly involving the Company, or any of its subsidiaries, and any other person or entity (collectively, "Add-on Transaction");

         NOW THEREFORE, in consideration of the services rendered and to be rendered by TPG and to evidence the obligations of the Company to TPG and the mutual covenants herein contained, the Company and TPG hereby agree as follows:

         1.       RETENTION.

         (a) The Company and TPG hereby acknowledge that TPG has acted as financial advisor to BB Merger Corp. in connection with the Transaction.

         (b) The Company hereby retains TPG as the exclusive financial advisor in connection with any Add-on Transactions that may be consummated during the term of this Agreement, and agrees that the Company will not retain any other person or entity to provide such services in connection with any such Add-on Transaction without the prior written consent of TPG. TPG agrees that it shall provide such financial advisory, investment banking, and other similar services in connection with any such Add-on Transaction as may be requested from time to time by the Board of Directors of the Company.

         2. TERM. The term of this Agreement shall continue until the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the date on which TPG and its affiliates cease to own beneficially, directly or indirectly, at lease twenty-five percent of the voting power of the securities of the Company or its successors.






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         3.   COMPENSATION.

              (a) As compensation for TPG's services as financial advisor to BB Merger Corp. in connection with the Transaction, the Company hereby irrevocable agrees to pay to TPG a cash fee of $5,000,000 to be paid at the closing of the Transaction.

              (b) As compensation for TPG's financial advisory and other similar services rendered in connection with any Add-on Transaction pursuant to Section 1(b) hereof, the Company shall pay to TPG, at the closing of any such Add-on Transaction, a cash fee in the amount of 1.5% of the Transaction Value of such Add-on Transaction. As used herein, the term "Transaction Value" means the total value of the Add-on Transaction, including, without limitation, the aggregate amount of the funds required to complete the Add-on Transaction (excluding any fees payable pursuant to this Section 3(b)), including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding).

              (c) Any or all of the fees provided for in this Section 3 may be waived in full or in part by TPG in its sole and absolute discretion.

         4. REIMBURSEMENT OF EXPENSES. In addition to the compensation to be paid pursuant to Section 3 hereof, the Company agrees to reimburse TPG, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out-of-pocket expenses (including fees and disbursements of counsel and accountants) incurred by TPG (i) as financial advisor to BB Merger Corp. in connection with the Transaction or (ii) in connection with the performance by it of the services contemplated by Section 1(b) hereof.

         5. INDEMNIFICATION. The Company shall indemnify and hold harmless each of TPG, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees (TPG, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons" and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by an Indemnified Person (including those resulting from the negligence of the Indemnified Person and fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (B) are otherwise related to or arise out of TPG's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with TPG's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from TPG's gross negligence or willful misconduct. The Company also agrees that neither TPG nor any other Indemnified



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Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by the Company that have resulted primarily from TPG's gross negligence or willful misconduct. The Company further agrees that it will not, without the prior written consent of TPG, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of TPG and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE, OR THE SOLE, JOINT OR CONCURRENT, ORDINARY NEGLIGENCE OF TPG OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that TPG and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against TPG or any other Indemnified Person.

         It is understood that, in connection with TPG's engagement, TPG may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

         6. CONFIDENTIAL INFORMATION. In connection with the performance of the services hereunder, TPG agrees not to divulge any confidential information, secret processes or trade secrets disclosed by the Company to it solely in its capacity as a financial advisor, unless the Company consents to the divulging thereof or unless such information, secret processes, or trade secrets are publicly available or otherwise available to TPG without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. GOVERNING LAW. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas excluding any choice-of-law provisions thereof.

         8. ASSIGNMENT. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than with respect to the rights and obligations of TPG, which



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may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties (which consent will not unreasonably be withheld).

         9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. OTHER UNDERSTANDINGS. All discussions, understandings, and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which fully and completely expresses the Agreement of the parties hereto. All calculations of
(i) compensation pursuant to Section 3(b) and (ii) reimbursable expenses pursuant to Section 4 of this Agreement shall be made by TPG and, in the absence of objection from the Company, shall be final and conclusive. The Company expressly acknowledges that TPG has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of TPG is not intended to confer any rights upon any person not a party hereto, including shareholders, employees or creditors of the Company, as against TPG, TPG's affiliates or their respective directors, officers, agents and employees.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       TPG PARTNERS II, L.P.

                                       By:   TPG Genpar II, L.P.,
                                             its General Partner

                                             By:    TPG Advisors II, Inc.,
                                                    its General Partner

                                             By:    /s/ Carrie A. Wheeler
                                                    ---------------------------
                                             Name:  Carrie A. Wheeler
                                             Title:  Vice President

                                       BELDEN & BLAKE CORPORATION

                                       By:   /s/ Joseph M. Vitale
                                             -------------------------------
                                       Name: Joseph M. Vitale
                                       Title:  Sr. Vice President



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